As filed with the Securities and Exchange Commission on April 27, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CHURCHILL DOWNS INCORPORATED
(Exact name of registrant as specified in its charter)

Kentucky	61-0156015
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

600 N. Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)

Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan
First Amended and Restated Churchill Downs Incorporated 2000 Employee Stock Purchase Plan
(Full title of the plan)

Alan K. Tse
Executive Vice President, General Counsel and Secretary
Churchill Downs Incorporated
600 N. Hurstbourne Parkway, Suite 400
Louisville, Kentucky 40222
(502) 636-4400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Brian J. Fahrney
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value, and associated Preferred Share Purchase Rights(1)	1,000,000 shares(2)	$144.37(3)	$144,370,000(3)	$14,538.06

(1)	The Preferred Share Purchase Rights, prior to the occurrence of certain events, are not evidenced separately from the common stock, no par value (the “Common Stock”).
(2)
Churchill Downs Incorporated (the “Registrant”) is registering 800,000 shares of Common Stock authorized for issuance under the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan (the “SIP”) and 200,000 shares of Common Stock authorized for issuance under the First Amended and Restated Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the “ESPP”, and together with the SIP, the “Plans”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable under the Plans, relating to adjustments for changes resulting from a stock dividend, stock split or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on April 22, 2016.

EXPLANATORY NOTE
Churchill Downs Incorporated (the “Registrant”) filed a registration statement on Form S-8 on July 13, 2000 (Reg. No. 333-41376), a registration statement on Form S-8 on June 22, 2004 (Reg. No. 333-116733) and a registration statement on Form S-8 on July 30, 2012 (Reg. No. 333-182928), relating to the registration of shares of common stock, no par value (“Common Stock”), of the Registrant in connection with the First Amended and Restated Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (the “ESPP”). Pursuant to this Registration Statement on Form S-8, the Registrant registers an additional 200,000 shares of the Common Stock which may be acquired pursuant to the ESPP. This Registration Statement is also being filed to register 800,000 shares of Common Stock reserved for issuance under the Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan (the “SIP” and, together with the ESPP, the “Plans”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the Plan participants as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates the following documents in this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the portions of the Registrant’s Proxy Statement for the 2016 Annual Shareholders’ Meeting incorporated by reference therein, filed on February 24, 2016.
(b) The Registrant’s Current Report on Form 8-K filed with the Commission on February 18, 2016.
(c) The description of the Common Stock which is contained in the Registrant’s Current Report on Form 8-K filed on December 14, 1998 and the Registrant’s Current Report on Form 8-K filed on July 29, 2005, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.
(d) The description of the Registrant’s Preferred Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A filed on March 17, 2008.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities being registered hereby has been passed on by Alan K. Tse, Executive Vice President and General Counsel of the Registrant. Mr. Tse is eligible to participate in the Plans.

Item 6. Indemnification of Directors and Officers.

Article XI of the Registrant’s Amended and Restated Articles of Incorporation, as amended, limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this article, directors generally are personally liable to the Registrant or its shareholders for monetary damages only in transactions involving conflicts of interest or improper personal benefit for a director, intentional misconduct, known violations of law, or unlawful distributions.

The Amended and Restated Bylaws of the Registrant require the Registrant to indemnify and hold harmless each director and officer and permit the Registrant to indemnify and hold harmless any other employee or agent of the Registrant who is, was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or while a director, officer, employee or agent of the Registrant, is or was serving the Registrant or any other legal entity in any capacity (including, without limitation, as a director, officer, partner, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise) at the request of the Registrant, against all liability and loss suffered and expenses (including any obligation to pay a judgment, settlement, penalty or fine) incurred by such person to the fullest extent permitted by law.

The Amended and Restated Bylaws of the Registrant further provide that the Registrant shall pay expenses (including attorneys’ fees) incurred by an officer or director in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified.

The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, et seq.  Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

(1)	he conducted himself in good faith; and

(2)	he honestly believed

(a)	in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

(b)	in all other cases, that his conduct was at least not opposed to its best interests.

(3)	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify a director:

(1)	in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(2)
in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

In addition, the Registrant maintains directors’ and officers’ liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7. Exemption From Registration Claimed.

Not applicable.
Item 8. Exhibits.
The Exhibits listed on the Exhibit Index of this Registration Statement are hereby incorporated by reference.
Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 27th day of April, 2016.

CHURCHILL DOWNS INCORPORATED
By: /s/ William C. Carstanjen_________________
William C. Carstanjen Chief Executive Officer
POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Carstanjen and Alan K. Tse, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ William C. Carstanjen	/s/ Marcia A. Dall

William C. Carstanjen Chief Executive Officer and Director April 27, 2016 (Principal Executive Officer and Director)	Marcia A. Dall Executive Vice President and Chief Financial Officer April 27, 2016 (Principal Financial and Accounting Officer)

/s/ Ulysses L. Bridgeman	/s/ Craig J. Duchossois	/s/ Richard L. Duchossois

Ulysses L. Bridgeman April 27, 2016 (Director)	Craig J. Duchossois April 27, 2016 (Director)	Richard L. Duchossois April 27, 2016 (Director)

/s/ Robert L. Evans	/s/ Robert L. Fealy	/s/ Aditi J. Gokhale

Robert L. Evans April 27, 2016 (Chairman of the Board)	Robert L. Fealy April 27, 2016 (Director)	Aditi J. Gokhale April 27, 2016 (Director)

/s/ Daniel P. Harrington	/s/ G. Watts Humphrey, Jr.	/s/ R. Alex Rankin

Daniel P. Harrington April 27, 2016 (Director)	G. Watts Humphrey, Jr. April 27, 2016 (Director)	R. Alex Rankin April 27, 2016 (Director)

EXHIBIT INDEX
Exhibit
Number	Description of Exhibit

4.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 10, 2012 (Commission File No. 001-33998)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed July 10, 2012 (Commission File No. 001-33998)).
4.3
Rights Agreement, dated as of March 19, 2008, between the Registrant and National City Bank as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2008 (Commission File No. 000-01469)).

4.4*	Churchill Downs Incorporated 2016 Omnibus Stock Incentive Plan.
4.5
First Amended and Restated Churchill Downs Incorporated 2000 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 29, 2016 (Commission File No. 001-33998)).

5*	Opinion and Consent of Alan K. Tse as to the legality of the shares being registered.
23.1*	Consent of Alan K. Tse (contained in Exhibit 5).
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24*	Power of Attorney (precedes signatures).
*Filed herewith.